RESIGNATION OF DIRECTOR
                             -----------------------


TO:    THE BOARD OF DIRECTORS OF
       BRANSON JEWELRY (USA), INC.


     I, STEVE BURWELL, hereby tender my resignation from the position of Director of BRANSON JEWELRY (USA), INC., effective immediately.


     DATED at the City of Seattle, in the State of Washington, this ___24th____ day of __June____, 2003.





    /s/ Suk Gin Alberty                            /s/ Steve Burwell
------------------------------------           -----------------------------
WITNESS:                                       STEVE BURWELL